Exhibit 10.4

CONSENT AND RELEASE

THIS CONSENT AND RELEASE (this “Consent and Release”) is entered into as of March 24, 2024 by the purchasers signatory hereto (collectively, the “Purchasers”), in favor of DERMAdoctor, LLC, a Missouri limited liability company (“DERMAdoctor”), as a guarantor party to that certain Subsidiary Guarantee dated as of April 27, 2023 made by DERMAdoctor and the other Guarantors (if any and as defined therein) in favor of the Purchasers (as renewed, reaffirmed, extended, supplemented and amended, the “Subsidiary Guarantee”).

WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of April 27, 2023, between NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the Purchasers (the “Purchase Agreement”), pursuant to which the Company agreed to sell and issue to the Purchasers, and the Purchasers agreed to purchase from the Company, the Debentures (as defined therein), subject to the terms and conditions set forth therein;

WHEREAS, as a condition precedent under the Purchase Agreement, DERMAdoctor executed and delivered the Subsidiary Guarantee to guarantee to the Purchasers and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance when due of all of the liabilities and obligations due or to become due of the Company or any Guarantor to the Purchasers;

WHEREAS, the Company entered into that Membership Unit Purchase Agreement, dated as of March 12, 2024 (the “MUPA”), among the Company, as the seller, New Age Investments LLC, a Florida limited liability company, as the buyer (the “Buyer”), and DERMAdoctor, pursuant to which the Company will sell, and Buyer will purchase, 100% of the membership units of DERMAdoctor (the “Sale Transaction”);

WHEREAS, pursuant to the MUPA, the closing of the Sale Transaction is conditioned upon the Company obtaining the consent of the Purchasers to (i) release DERMAdoctor from its obligations under and terminate the Subsidiary Guarantee as provided in this Consent and Release and (ii) amend that certain Security Agreement dated as of April 27, 2023 (as renewed, reaffirmed, extended, supplemented and amended, the “Security Agreement”), pursuant to which the Company and DERMAdoctor granted to the Purchasers security interests in certain collateral of DERMAdoctor described in the Security Agreement (the “Amendment”);

WHEREAS, in consideration of the Purchasers taking the necessary actions to contemporaneously execute and deliver this Consent and Release and the Amendment to the Company to satisfy the above referenced closing condition under the MUPA, the Company offered two forms of consideration to each Purchaser, and, in accordance with the election by each Purchaser, will issue, instead of a cash payment, either (i) a new Series D warrant exercisable for shares of Company common stock, par value $0.01 per share (“Common Stock”) or (ii) a new unsecured convertible note convertible for shares of Common Stock, which, in each case, shall be issued promptly following the Amendment and this Consent and Release both becoming automatically effective upon the closing of the Sale Transaction as provided in the Amendment;

WHEREAS, the Purchasers have agreed to enter into this Consent and Release to evidence their consent to the Sale Transaction, the release of DERMAdoctor from its obligations under the Subsidiary Guarantee and the termination of the Subsidiary Guarantee, all pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Purchase Agreement.

NOW, THEREFORE, the Purchasers hereby agree as follows:

1.         Consent to Sale Transaction. Notwithstanding anything that may be to the contrary in the Purchase Agreement, the Debentures, the Subsidiary Guarantee, or any other Transaction Document (as defined in the Purchase Agreement), the Purchasers hereby consent to the Sale Transaction.

2.         Release of Guarantor. Effective automatically as of the closing of the Sale Transaction (the “Effective Time”), the Purchasers each hereby irrevocably release and forever discharge DERMAdoctor from any and all liability or obligation as a Guarantor under the Subsidiary Guarantee, together with any other sums, liabilities or obligations which may become due and payable by DERMAdoctor pursuant to the Purchase Agreement, the Debenture, the Subsidiary Guarantee or any other document or instrument evidencing, securing or pertaining to, any indebtedness of the Company or DERMAdoctor, as the case may be, to the Purchasers that arise under or are in connection with the Debentures or the other Transaction Documents (as defined in the Purchase Agreement).

3.         Termination of Subsidiary Guarantee. As of the Effective Time, the Subsidiary Guarantee is and shall automatically and irrevocably terminated and be of no further force or effect. Accordingly, as of the Effective Time, all references to DERMAdoctor and the Subsidiary Guarantee in the Purchase Agreement, the Debenture and the other Transaction Documents shall no longer be applicable and have no further force and effect.

4.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Consent and Release shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

5.         Counterparts.         This Consent and Release may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the same counterparts.

6.         Binding Effect. This Consent and Release is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the undersigned Purchasers have caused this Consent and Release to be duly executed effective as of the date first set forth above.

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